Exhibit 10.28

THE CORPORATE EXECUTIVE BOARD COMPANY

STANDARD TERMS AND CONDITIONS FOR

PERFORMANCE-BASED RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to any Award of performance-based restricted stock units granted to an employee of the Company under The Corporate Executive Board Company 2004 Stock Incentive Plan (as amended) (the “Plan”), which are evidenced by a Term Sheet or an action of the Administrator that specifically refers to these Standard Terms and Conditions.

1.	TERMS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

THE CORPORATE EXECUTIVE BOARD COMPANY, a Delaware corporation (the “Company”), has granted to the Participant named in the Term Sheet provided to said Participant herewith (the “Term Sheet”) an award of a target number of performance-based restricted stock units (the “Award”) specified in the Term Sheet. Each performance-based restricted stock unit represents the right to receive one share of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Term Sheet, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary, as such term is defined in the Plan.

2.	VESTING OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Term Sheet and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Term Sheet and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Term Sheet with respect to that number of performance-based restricted stock units as set forth in the Term Sheet; provided that (except as set forth in Section 5 below) the Participant does not experience a Termination of employment (as defined in the Plan) prior to the applicable vesting date. The date on which the performance-based restricted stock units subject to the Award vest is referred to herein as the “Vesting Date.” Notwithstanding anything herein or in the Term Sheet to the contrary, if the Vesting Date is not a business day, the applicable portion of the Award shall vest on the next following business day. Performance-based restricted stock units granted under the Award that have vested and are no longer subject to forfeiture are referred to herein as “Vested Units.” Performance-based restricted stock units granted under the Award that are not vested and remain subject to forfeiture are referred to herein as “Unvested Units.” The vesting period of an Award may be adjusted by the Administrator to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis, provided that the Administrator may take into consideration any accounting consequences to the Company in making any such adjustment.

3.	SETTLEMENT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

Each Vested Unit will be settled by the delivery of one share of Common Stock (subject to adjustment under Section 12 of the Plan) to the Participant or, in the event of the Participant’s death, to the Participant’s estate, heir or beneficiary, within 60 days following the applicable Vesting Date. The issuance of the shares of Common Stock hereunder may be effected by the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company. Fractional shares will not be issued pursuant to the Award.

Notwithstanding the above, (i) for administrative or other reasons, the Company may from time to time temporarily suspend the issuance of shares of Common Stock in respect of Vested Units, (ii) the Company shall not be obligated to deliver any shares of the Common Stock during any period when the Company determines that the delivery of shares hereunder would violate any federal, state or other applicable laws, (iii) the Company may issue shares of Common Stock hereunder subject to any restrictive legends that, as determined by the Company’s counsel, are necessary to comply with securities or other regulatory requirements, (iv) the date on which shares are issued hereunder may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters, and (v) shares shall not be issued or issuable pursuant to this provision to the extent of any deferral pursuant to a deferred compensation program that the Company has made available for purposes of allowing deferral of such shares; provided that, in the case of clauses (i)—(iv), in no event shall the date of delivery be later than the last date on which settlement may take place without converting this Award into “non-qualified compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

4.	RIGHTS AS STOCKHOLDER

Prior to any issuance of shares of Common Stock in settlement of the Award, no shares of Common Stock will be reserved or earmarked for the Participant or the Participant’s account nor shall the Participant have any of the rights of a stockholder with respect to such shares. The Participant will not be entitled to any privileges of ownership of the shares of Common Stock (including, without limitation, any voting or dividend rights) underlying Vested Units and/or Unvested Units unless and until shares of Common Stock are actually delivered to the Participant hereunder.

5.	TERMINATION OF EMPLOYMENT

Except as provided in this Section 5, all Unvested Units shall be forfeited by the Participant and cancelled and surrendered to the Company without payment of any consideration to the Participant upon the date of the Participant’s Termination of employment (as defined in the Plan) for any reason.

A.

Upon the Participant’s Termination of employment as a result of the death of the Participant, the number of shares of Common Stock eligible to vest under the Award shall continue to be determined in accordance with the Term Sheet as if no Termination of employment had occurred (the “Eligible PBRSUs”); provided, however, the number of Eligible PBRSUs that shall be deemed to have vested and to which the Participant shall be entitled shall equal the product of (i) the number of Eligible PBRSUs determined in accordance with the Term Sheet as if no Termination of employment had occurred and (ii) a fraction, (x) the numerator of which is the number of completed months between the beginning of the Performance Period (as defined in the Term Sheet) and the date of the Participant’s Termination of employment and (y) the denominator of which is 36 (the number of months in the Performance Period).

B.

Upon the Participant’s Termination of employment as a result of the Total and Permanent Disablement (as defined in the Plan) of the Participant, the number of Eligible PBRSUs that shall be deemed to have vested and to which the Participant shall be entitled shall equal the product of (i) the number of Eligible PBRSUs determined in accordance with the Term Sheet as if no Termination of employment had occurred and (ii) a fraction, (x) the numerator of which is the number of completed months between the beginning of the Performance Period (as defined in the Term Sheet) and the date of the Participant’s Termination of employment and (y) the denominator of which is 36 (the number of months in the Performance Period).

C.

Upon the Participant’s Termination of employment as a result of the Participant’s Retirement (as defined in the Plan), the number of Eligible PBRSUs that shall be deemed to have vested and to which the Participant shall be entitled shall equal the product of (i) the number of Eligible PBRSUs determined in accordance with the Term Sheet as if no Termination of employment had occurred and (ii) a fraction, (x) the numerator of which is the number of completed months between the beginning of the Performance Period (as defined in the Term Sheet) and the date of the Participant’s Termination of employment and (y) the denominator of which is 36 (the number of months in the Performance Period).

D.	If a Change in Control (as defined in Section 20 hereof) occurs, the Award shall be deemed to have become vested at target level upon the occurrence of a Change in Control.

6.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued in respect of Vested Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers.

7.	INCOME TAXES

The Participant will be subject to federal and state income and other tax withholding requirements on a date (generally, the Vesting Date) determined by applicable law (any such date, the “Taxable Date”), based on the fair market value of the shares of Common Stock underlying the Vested Units that vest. The Participant will be solely responsible for the payment of all U.S. federal income and other taxes, including any state, local or non-U.S. income or employment tax obligation that may be related to the Vested Units, including any such taxes that are required to be withheld and paid over to the applicable tax authorities (the “Tax Withholding Obligation”). The Participant will be responsible for the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company in its sole discretion.

By accepting the Award the Participant agrees that, unless and to the extent the Participant has otherwise satisfied the Tax Withholding Obligations in a manner permitted or required by the Administrator pursuant to the Plan, the Company is authorized to withhold from the shares of Common Stock issuable to the Participant in respect of Vested Units the whole number of shares (rounding up) having a value (as determined by the Company consistent with any applicable tax requirements) on the Taxable Date or the first trading day before the Taxable Date sufficient to satisfy the applicable Tax Withholding Obligation. If the withheld shares are not sufficient to satisfy the Participant’s Tax Withholding Obligation, the Participant agrees to pay to the Company as soon as practicable any amount of the Tax Withholding Obligation that is not satisfied by the withholding of shares of Common Stock described above and if the withheld shares are more than sufficient to satisfy the Participant’s Tax Withholding Obligation the Company shall make such arrangement as it determines appropriate to credit such amount for the Participant’s benefit.

At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a settlement date), the Participant may elect to satisfy all or any part of the Participant’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient (in light of the uncertainty of the exact amount thereof) to so satisfy the Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a certified check payable to the Company, or (iii) such other means as specified from time to time by the Administrator, in each case unless the Company has specified prior to such date that the Participant is not permitted to so satisfy the Tax Withholding Obligation.

The Company may refuse to issue any shares of Common Stock to the Participant until the Participant satisfies the Tax Withholding Obligation. The Participant acknowledges that the Company has the right to retain without notice from shares issuable under the Award or from salary or other amounts payable to the Participant, shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes or any transaction pursuant to this Section 7 with respect to any tax withholding obligations that arise in connection with the Award. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the Award or the subsequent sale of any of the shares of Common Stock underlying Vested Units. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

8.	NON-TRANSFERABILITY OF AWARD

Unless otherwise provided by the Administrator, the Participant may not assign, transfer or pledge the Award, the shares of Common Stock subject thereto or any right or interest therein to anyone other than by will or the laws of descent and distribution. The Company may cancel the Participant’s Award if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 8.

9.	THE PLAN AND OTHER AGREEMENTS

In addition to these Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Certain capitalized terms not otherwise defined herein are defined in the Plan. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls.

The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

10.	LIMITATION OF INTEREST IN SHARES SUBJECT TO AWARD

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in respect of Vested Units.

11.	NOT A CONTRACT FOR EMPLOYMENT

Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

12.	NOTICES

All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:

The Corporate Executive Board Company

1919 North Lynn Street

Arlington, Virginia 22209

Attention: Chief Financial Officer

If to the Participant, to the address set forth below the Participant’s signature on the Term Sheet.

13.	SEPARABILITY

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

14.	HEADINGS

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

15.	FURTHER ASSURANCES

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

16.	BINDING EFFECT

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

17.	DISPUTES

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion. In the event the Participant or other holder of an Award believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant or other holder may request arbitration with respect to such decision in accordance with Section 23 of the Plan. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Participant and any other holder hereby explicitly waive any right to judicial review.

18.	ELECTRONIC DELIVERY

The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. By accepting the Award, the Participant consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Participant’s term of employment or service with the Company and thereafter until withdrawn in writing by the Participant.

19.	CLAWBACK POLICY (APPLICABLE TO NEOs ONLY)

This section is only applicable to Named Executive Officers (“NEOs”) of the Company (as defined in Item 402(a)(3) of Regulation S-K).

You acknowledge that you have read the Company’s Clawback Policy, which may be amended by the Company’s Board of Directors from time to time. In consideration of the grant of the Award, you agree to abide by the Company’s Clawback Policy and any determinations of the Board pursuant to the Clawback Policy.

20.	DEFINITIONS

For purposes of these Standard Terms and Conditions, the terms set forth below shall have the following meanings:

A.	“Change in Control” means the occurrence of any of the following:

(i)

the “acquisition” by a “person” or “group” (as those terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder), other than by Permitted Holders, of beneficial ownership (as defined in Exchange Act Rule 13d-3) directly or indirectly, of any securities of the Company or any successor of the Company immediately after which such person or group owns securities representing 50% or more of the combined voting power of the Company or any successor of the Company;

(ii)

within any 12-month period, the individuals who were directors of the Company as of the Grant Date (the “Incumbent Directors”) ceasing for any reason other than death or disability to constitute at least a majority of the Board of Directors, provided that any director who was not a director as of the Grant Date shall be deemed to be an Incumbent Director if such director was appointed or elected to the Board of Directors by, or on the recommendation or approval of, at least a majority of directors who then qualified as Incumbent Directors, provided further that any director appointed or elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director; or

(iii)

any merger, consolidation or reorganization involving the Company, unless either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the company(ies) resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) the stockholders of the Company immediately after such merger, consolidation or reorganization include Permitted Holders;

(iv)

a transfer of 50% or more of the assets of the Company or a transfer of assets that during the current or either of the prior two fiscal years accounted for more than 50% of the Company’s revenues or income (for the avoidance of doubt, “assets” for this purpose shall exclude cash, cash equivalents and marketable securities), unless the person to which such transfer is made is either (A) a Subsidiary of the Company, (B) wholly owned by all of the stockholders of the Company, or (C) wholly owned by Permitted Holders; or

(v)	a complete liquidation or dissolution of the Company.

B.	“Permitted Holders” means:

(i)	the Company;

(ii)	any Subsidiary;

(iii)	any employee benefit plan of the Company or any Subsidiary; and

(iv)

any group which includes or any person who is wholly or partially owned by a majority of the individuals who immediately prior to such acquisition of securities or stockholder approval under paragraphs (i), (iii) or (iv) of the definition of Change in Control are executive officers (as defined in Exchange Act Rule 3b-7) of the Company or any successor of the Company; provided that immediately prior to and for six months following such acquisition of securities or stockholder approval such executive officers of the Company are beneficial owners (as defined in Exchange Act Rule 16a-1(a)(2)) of the common stock of the Company or any successor of the Company; and provided further that such executive officers’ employment is not terminated by the Company or any successor of the Company (other than as a result of death or disability) during the six months following such acquisition of securities or stockholder approval. A Change of Control shall be deemed to have occurred on any date within six months following an acquisition of securities or stockholder approval under paragraphs (i), (iii) or (iv) of the definition of Change in Control on which any of the conditions set forth in this clause (iv) cease to be satisfied.